SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 6, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On June 6, 2012, Zion Oil & Gas, Inc. (the "Company") implemented a temporary reduction in the exercise price of all of its publicly traded warrants trading on the NASDAQ Global Market under the symbols ZNWAL, ZNWAW and ZNWAZ. Under the temporary exercise price reduction program, these warrants can be exercised, through August 15, 2012, at the reduced warrant exercise price of $1.75. Each warrant so exercised produces one share of the Company's common stock, trading on the NASDAQ Global Market under the symbol ZN.

The ZNWAL warrants are scheduled to expire on August 15, 2012. Following the end of the reduced exercise price period, the original warrant exercise price of $4 and $7 for each of the ZNWAZ Warrants and the ZNWAW Warrants, respectively, will be reinstituted through December 31, 2012, the scheduled expiration date of these warrants.

Except for the temporary reduction in the warrant exercise prices as herein provided, all of the terms and conditions contained in the applicable Warrant instruments will continue in full force and effect.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 – Press Release issued on June 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 6, 2012	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer

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